As filed with the Securities and Exchange Commission on January 30, 2026

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LiqTech International, Inc.

(Exact name of registrant as specified in its charter)

Nevada	20-1431677
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Industriparken 22C, 2750 Ballerup, Denmark
(Address of Principal Executive Offices)	(Zip Code)

LiqTech International, Inc. 2022 Equity Incentive Plan

(Full title of the plan)

National Registered Agents, Inc.
701 S. Carson Street, Suite 200

Carson City, Nevada 89701

(Name and address of agent for service)

775.888.4070

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an “emerging growth company”. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Smaller reporting company ☒
Non-accelerated filer ☒	Emerging growth company ☐
Accelerated filer ☐

If an emerging growth company, indicate by checkmark if the registrant has not elected to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 of LiqTech International, Inc., a Nevada corporation (the “Company”) pertains to 1,500,000 shares of Common Stock, par value $0.001 per share (“Common Stock”), which has been authorized for issuance under the LiqTech International, Inc. 2022 Equity Incentive Plan, as amended (the “Plan”). The Plan was originally adopted in 2022 and was amended and subsequently approved on June 5, 2025. The Company previously registered 1,000,000 shares of Common Stock on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 13, 2023 (File No. 333-269233) (the “Earlier Registration Statement”).

Pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statement are incorporated by reference in this Registration Statement and made a part hereof.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2. Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the Plan pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been previously filed by LiqTech International, Inc. (the “Company”) with the Securities and Exchange Commission (the “SEC”) and are hereby incorporated by reference into this registration statement and shall be deemed a part hereof:

(a) The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 28, 2025;

(b) The Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 14, 2025, the Quarterly Report of the Company on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 13, 2025, and the Quarterly Report of the Company on Form 10-Q for the quarter ended September 30, 2025, filed with the SEC on November 14, 2025;

(c) our Current Reports on Form 8-K (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that relate to such items) filed with the SEC on January 31, 2025 and June 6, 2025;

(d) The description of the Company’s Common Stock contained in the registration statement on Form 8-A (Registration No. 001-37606) filed with the SEC on April 15, 2019, as supplemented by Exhibit 4.3 of the 2024 Annual Report, including any amendment or reports filed for the purpose of updating such.

All reports and other documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, except for information furnished under Item 2.02 or 7.01 of Current Report on Form 8-K, or exhibits related thereto, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this registration statement from the date of the filing of such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any Current Report on Form 8-K that is furnished to the SEC but not filed with the SEC is not deemed incorporated by reference into this Registration Statement.

Item 8. Exhibits.

Exhibit No.	Description of Exhibit

4.1	Articles of Incorporation, as amended as of November 13, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K as filed with the SEC on March 22, 2024)

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-Q as filed with the SEC on May 14, 2025)

5.1	Opinion of Snell & Wilmer, L.L.P.

23.1	Consent of Sadler, Gibb & Associates, LLC

23.2	Consent of Snell & Wilmer, L.L.P. (incorporated from Exhibit 5.1)

24.1	Power of Attorney (included on signature page hereto)

99.1

LiqTech International, Inc. 2022 Equity Incentive Plan (incorporated by reference to Annex A to the Company’s Proxy Statement pursuant to Section 14(a) of the Exchange Act filed with the SEC on October 3, 2022)

99.2

Amendment No. 1 to LiqTech International, Inc. 2022 Equity Incentive Plan, as approved by the Company’s stockholders on June 5, 2025 (incorporated by reference to Exhibit 10.1 to the Company's Current Report on Form 8-K as filed with the SEC on June 6, 2025)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ballerup, Denmark, as of the 30th day of January 2026.

LIQTECH INTERNATIONAL, INC.

By:	/s/ Fei Chen
Name:	Fei Chen
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of LiqTech International, Inc., do hereby constitute and appoint Fei Chen our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated below:

Signatures	Title(s)	Date

/s/ Fei Chen	Chief Executive Officer (Principal Executive Officer) and Director	January 30, 2026
Fei Chen

/s/ David Noerby Foss Kowalczyk	Chief Financial and Operating Officer (Principal Financial and Accounting Officer)	January 30, 2026
David Noerby Foss Kowalczyk

/s/ Alexander Buehler	Chairman of the Board	January 30, 2026
Alexander Buehler

/s/ Peyton Boswell	Director	January 30, 2026
Peyton Boswell

/s/ Richard Meeusen	Director	January 30, 2026
Richard Meeusen

/s/ Martin Kunz	Director	January 30, 2026
Martin Kunz